Exhibit 5.1

799 9th Street NW Suite 500 Washington, DC 20001-4501 202-585-8000

April 30, 2021

TEGNA Inc.

8350 Broad Street, Suite 2000

Tysons, VA 22102-5151

Ladies and Gentlemen:

We have acted as counsel to TEGNA Inc., a Delaware corporation (the “Company”), in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) shares of common stock, $1.00 par value per share (the “Common Stock”); (ii) shares of preferred stock, $1.00 par value per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”); (iv) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (vi) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depository Shares at a future date or dates (the “Stock Purchase Contracts”); and (vii) stock purchase units (the “Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities (together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”), in amounts, at prices and on terms as shall be designated by the Company at the time of the applicable offering of any of the Securities.

The Securities may be issued, sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus forming a part of the Registration Statement (the “Prospectus”) and any supplements thereto. The Debt Securities will be issued in one or more series pursuant to an indenture dated as of March 1, 1983, as amended and supplemented, which has been filed as Exhibits 4.1 through 4.8 to the Registration Statement (the “Indenture”). The Preferred Stock will be issued in one or more series and the designations, relative powers, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Depositary Shares will be issued in one or more series pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary party thereto (the “Depositary”). The Warrants will be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant

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April 30, 2021

Agent”). The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto (the “Stock Purchase Contract Agent”). The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto (the “Stock Purchase Unit Agent”). Future amendments and supplements to the Indenture (collectively, the “Amendments”) and each Certificate of Designation, Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated in such Registration Statement by reference. The Indenture (as amended or supplemented pursuant to Amendments), Deposit Agreement, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement are hereinafter referred to as the “Securities Documents.”

In connection with the foregoing, we have examined the Registration Statement, the Prospectus and the Indenture. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof.

We also have assumed that (i) at the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock, Preferred Stock, Depositary Shares or Warrants, including Common Stock or

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April 30, 2021

Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, and the number of shares to be offered and sold under the Registration Statement will not exceed the number of shares authorized in the Company’s certificate of incorporation, (iv) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws, (v) one or more prospectus supplements will have been filed with the Commission describing the particular Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not, and the execution, delivery and performance by the Company of the Securities Documents to which it is a party will not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ix) no consent, approval, authorization or other action by, and no notice to or filing with, any governmental body or agency or any other third party is required for the execution, delivery or performance by the Company of any of the Securities Documents to which it is a party or, if any such consent, approval, authorization, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

With respect to the issuance and sale of any Debt Securities, we have assumed that (i) the Indenture has been and any Amendment thereto will have been duly executed and delivered by the Company and the trustee named therein, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate Certificate of Designation with respect to such series of Preferred Stock will have been duly adopted by the Company’s Board of Directors and filed with the Secretary of State of the State of Delaware.

With respect to the issuance and sale of any Depositary Shares, we have assumed that (i) the Deposit Agreement will have been duly executed and delivered by the Company and the Depositary, and (ii) the Depositary Shares, when issued, will be executed, issued and delivered (and the Company will have deposited shares of the Preferred Stock with the Depositary pursuant to the Deposit Agreement) (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Deposit Agreement relating thereto.

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With respect to the issuance and sale of any Warrants, we have assumed that (i) the Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Warrant Agreement relating thereto.

With respect to the issuance and sale of any Stock Purchase Contracts, we have assumed that (i) the Stock Purchase Contract Agreement will have been duly executed and delivered by the Company and the Stock Purchase Contract Agent, and (ii) the Stock Purchase Contracts, when issued, will be executed, countersigned by the Stock Purchase Contract Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Stock Purchase Contract Agreement relating thereto.

With respect to the issuance and sale of any Stock Purchase Units, we have assumed that (i) the Stock Purchase Unit Agreement will have been duly executed and delivered by the Company and the Stock Purchase Unit Agent, and (ii) the Stock Purchase Units, when issued, will be executed, countersigned by the Stock Purchase Unit Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Stock Purchase Unit Agreement relating thereto.

We have further assumed, without investigation, that, when duly executed and delivered by the parties thereto, each Securities Document will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms and that each Securities Document will be governed by and construed in accordance with the law of the State of New York.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

1.    Any Securities consisting of Common Stock or Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.    Any Securities consisting of Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

3.    Any Securities consisting of Depositary Shares will be validly issued.

4.    Any Securities consisting of Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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April 30, 2021

5.    Any Securities consisting of Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    Any Securities consisting of Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are qualified to the extent that the enforceability of any of the Securities, Securities Documents or other document or instrument may be limited by or subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or other equitable remedy and (c) public policy.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the federal law of the United States of America and the General Corporation Law of the State of Delaware. As used herein, the terms “General Corporation Law of the State of Delaware” and “laws of the State of New York” include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting such provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Nixon Peabody LLP